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EDITED TRANSCRIPT
LXP - Q2 2014 Lexington Realty Trust Earnings Call

EVENT DATE/TIME: AUGUST 07, 2014 / 03:00PM GMT

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1

AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

CORPORATE PARTICIPANTS

Gabby Reyes Lexington Realty Trust - IR

Patrick Carroll Lexington Realty Trust - CFO, EVP, Treasurer

Robert Roskind Lexington Realty Trust - Chairman

Will Eglin Lexington Realty Trust - CEO, President

CONFERENCE CALL PARTICIPANTS

Craig Mailman KeyBanc Capital Markets - Analyst

John Guinee Stifel Nicolaus & Company, Inc. - Analyst

Todd Stender Wells Fargo Securities LLC - Analyst

Dan Donlan Ladenburg Thalmann & Company Inc. - Analyst

Anthony Paolone JPMorgan - Analyst

PRESENTATION

Editor

Presentation

Operator

Good morning and welcome to the Lexington Realty Trust second-quarter 2014 earnings conference call. (Operator instructions) Today's conference is being recorded.

It is now my pleasure to turn the floor over to your host, Gabby Reyes, Investor Relations for Lexington Realty Trust. Please go ahead, ma'am.

Gabby Reyes - Lexington Realty Trust - IR

Hello and welcome to the Lexington Realty Trust second-quarter 2014 conference call. The earnings press release was distributed over the wire this morning. And their release and supplemental disclosure package will be furnished on a Form 8-K.

In the press release and supplemental disclosure package, Lexington has reconciled all historical non-GAAP financial measures to the most directly comparable GAAP measure in accordance with Reg G requirements. If you did not receive a copy, these documents are available on Lexington's website at www.lxp.com in the investor section. Additionally, we're hosting a live webcast of today's call which you can access in the same section.

At this time, we would like to inform you that certain statements made during this conference call, which are not historical, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Lexington believes expectations reflected in any forwarding-looking statements are based on reasonable assumptions, Lexington can give no assurance that its expectations will be attained.

Factors and risk that could cause actual results to differ materially from those expressed or implied by forward-looking statements are detailed in today's press release and from time to time in Lexington's filing with the SEC, and include the successful consummation of any liens, acquisitions, built-to-suit, financing, or other transactions, or the final terms of any such transaction. Lexington does not undertake a duty to update any forward-looking statements.

Joining me today from management are Will Eglin, Chief Executive Officer, Robert Roskind, Chairman, Patrick Carroll, Chief Financial Officer, and other members of management.

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

Will Eglin - Lexington Realty Trust - CEO, President

Thanks, Gabby, and welcome, everyone. Thanks for joining the call today.

As always, I'd like to begin by discussing our operating results and accomplishments for the quarter. For the second quarter of 2014, our Company funds from operations as adjusted, were $0.28 per share, a 12% increase compared to the second quarter of 2013, primarily driven by investment activity and refinancing savings.

In the quarter, we invested $32.8 million in acquisitions and other projects and further lowered our weighted average cost of debt to approximately 4.5%.

Our strong and steady leasing work continued. And we executed leases totaling approximately 927,000 square feet, ending the quarter with a more balanced rollover schedule and occupancy of 97.8%, representing a 60 basis point sequential improvement compared to first quarter. We are pleased with these accomplishments which we believe have improved our balance sheet and portfolio while also reducing the risk associated with lease rollover.

Overall, we continue to be active in the single tenant market investing $141.9 million in the first half of the year. And we believe our investment pipeline is strong.

Our second-quarter investment activity consisted of $10.1 million invested in underway build-to-suit projects, a $13.3 million acquisition, $500,000 in loan advances, and the completion of two build-to-suit projects totaling $48.6 million. During the second quarter, we placed industrial built-to-suit project under contract for a commitment of $22.6 million, which we expect will be completed in the second quarter of 2015.

Our current expectation for 2014 investment activity continues to range from $300 million to $400 million, although the volume is now more weighted toward build-to-suits, which do not generate cash flow or funds from operations until construction is completed. The recent build-to-suit transactions and forward commitments provide us with a visible pipeline into 2015 and beyond.

Cap rates on our forward build-to-suit and purchased pipeline average about 7.2% on a cash basis, and 8.7% on a GAAP basis.

The long-term leases with escalating rents we have been adding to our portfolio further strengthen our cash flows, extended our weighted average lease terms, balance our lease expiration schedule, reduce the average age of our portfolio, and support our dividend growth objectives.

During this year, we have seen continued cap rate compression, making the acquisition market less attractive for already-built product. While we will continue to pursue accretive acquisition opportunities that fit our long-term investment profile, about 95% of our investment pipeline is currently build-to-suit and forward purchase transactions.

At this point in the cycle, built-to-suit is our favorite strategy even though the accretion from these investments take time to impact our operating results.

We continue to execute our disposition strategy. And in the second quarter, we made good progress on our capital recycling efforts selling $62.2 million of noncore assets from the portfolio, consisting of a three building, multi-tenant office campus, a vacant office property, and two single tenant suburban office properties.

We continue to be focused on dispositions from a strategic perspective, augmenting the transformation of our portfolio, and providing cost-effective timely capital to support investment activity.

In the third quarter, we have completed an additional $48.3 million of dispositions. And our current expectation for 2014 is that disposition activity will be approximately $200 million to $250 million with our main focus on multi tenant and some single tenant office sales.

Asset values have continued to rise this year, making dispositions even more compelling. And capital recycling is also likely to continue in 2015.

As we have stated before, one of our strategic objectives with our disposition activity is to achieve a better balance between office and industrial revenue in the part of our portfolio that has lease terms shorter than 10 years.

Recently, the office and industrial mix in this part of our portfolio has been about 3 to 1 and we continue to be focused on managing this ratio down to about 2 to 1 over the next several years. This ratio was 2.8 to 1 for the six months ended June 30, 2014. So we have made some measurable progress this year.

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

The targeted sale of certain office buildings will speed this transition and make our portfolio less capital intensive to manage as evidenced by our six-month results when tenant-related capital expenditures were modest in relation to leasing volume, and declined approximately 85% in the first half of 2014 compared to the first half of 2013.

With regard to our leasing, we continue to achieve a steady pace of activity in the quarter. In the second quarter of 2014, we executed approximately 927,000 square feet of new leases and lease extensions. During the quarter, we had a 38,800 square foot lease which expired and was not renewed.

Overall, on the quarter, we extended seven leases with annual GAAP rents of $3.7 million, which is 19% less than the previous rents. And cash rents declined 25% on renewals principally driven by one office renewal in Carrolton, Texas, where expiring rents were far above market.

Notable successes included a 62,000 square-foot office lease in Los Angeles, California, with Bank of America, and a 69,000 square-foot office lease in Houston, Texas, with the US government, neither of which were expected when the year began.

In Houston, we invested $5.6 million in connection with the lease, but were able to raise net rent per square foot by approximately 40% from its previous level.

Our same-store cash NOI increased 0.9% in the first half of 2014 partly reflecting the fact that about of our portfolio now has annual escalations. As we execute our acquisition and capital recycling strategy, we expected our portfolio is likely to include a greater number of leases with annual or other rent increases which we ultimately expect will support a sustained healthy growth rate in cash net operating income.

Looking ahead, we currently have 2 million square feet of space which is vacant or subject to leases that expire through 2014. In the third quarter, we have addressed 86,000 square feet and we believe that by the end of the year, we can address an additional 270,000 square feet of such expiring or vacant square footage primarily through dispositions.

As a result of our leasing activity in new investments, for the six months ended June 30, 2014, approximately 40% of our revenue came from leases of 10 years or longer. And we are well on our way to achieving our goal of deriving at least half of our revenue from leases 10 years or longer.

Our single tenant lease rollover through 2018 has been reduced to 27.1% of revenue from 35.2% of revenue at quarter end a year ago. And we no longer have concentrated risk of lease rollover in any one year.

By any measure, we have made very good progress in managing down our shorter-term leases and extending our weighted average lease term, which is now approximately 11.3 years on a cash basis.

Each of these metrics is an important measure of cash flow stability. And we will continue to be focused on further improvement.

The composition of our balance sheet continued to improve during the quarter. And we've included details in our supplemental disclosure package on page 22 and 23, showing our credit metrics.

We continue to pursue our goal of having 65% to 70% of our assets unencumbered and have reduced our secured debt to less than 20% of gross assets, which is a target that we have been working towards for a considerable time.

In the second quarter of 2014, we reduced our secured debt by $151.3 million net and issued $250 million or 4.4% 10-year senior notes which are unsecured and were rated investment grade by Standard & Poor's, Moody's, and Fitch. As a result, our Company has little debt maturing in the next 12 months.

While we continue to unencumber assets, from time to time we may access secure financing when we believe it is advantageous to do so, particularly if financing for a term longer than 10 years is available where we can effectively monetize the remaining revenue from the asset, such as in a credit tenant lease financing.

A good example of this strategy was the second-quarter financing of our Cummins Inc. property, which was financed in April for $27.8 million with a five-year term at a fixed rate of 2.2%.

We believe our Company has substantial financial flexibility with approximately $384 million of current availability under its revolving credit facility and a stronger-than-usual cash position. We are biased in favor of dispositions in maintaining line capacity and a strong cash position as we continue adding build-to-suit projects to our pipeline.

Our forward-funding projects currently total approximately $270 million.

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

During the quarter, our weighted average cost of debt was reduced was five basis points to 4.5%. And our weighted average maturity was 7.3 years compared to 6.7 years at the end of the first quarter.

We continue to believe that current rates on long-term financing remain quite attractive and that there is great value in locking in fixed rates on long-term debt.

Turning to guidance, while we have produced solid results this year while reducing the risk profile of the Company and building our investment pipeline, we are adjusting our FFO per share guidance by $0.04 per share at the top end of our prior range. This is due to our decision to not pursue a $100 million ground sale lease (inaudible) transaction that would have contributed $0.04 per share to GAAP rent and $0.01 per share to cash rent for the year had it closed at the end of the second quarter.

We have stated that we would remain disciplined in our approach to investments. And unfortunately, after extensive due diligence, we opted not to pursue with the transaction shortly before the scheduled closing. At the midpoint of our revised guidance, FFO per share would grow by about 7% in 2014.

In summary, it was a good quarter for Lexington. And we believe our achievements have positioned the Company for continued success. We remain committed to our strategy of enhancing our cash-flow growth and stability, growing our portfolio in a disciplined manner with attractive long-term lease investments, and maintaining a strong flexible balance sheet to allow us to act on opportunities as they arise.

These successes led our Board to approve an increase in our common share dividend earlier in the year. And we expect it.

Now, I'll turn the call over to Pat, who will take you through our results in more detail.

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Thanks, Will.

During the quarter, Lexington had gross revenues of $109.8 million comprised primarily of lease rents and tenant reimbursements. The increase compared to the second quarter of 2013 of $15 million relates primarily to acquisition and build-to-suit projects coming on line.

For the quarter and the six months ended June 30th, 2014, GAAP rents were in access of cash rents by approximately $16 million. On page 18 of the supplement, we've included our estimates of both cash and GAAP rents for the remainder of 2014 through 2018 for leases in place at June 30th, 2014. We've also included same-store NOI data and the weighted average lease term of our portfolio as of June 30th, 2014 and 2013.

Property operating expenses increased $1.6 million primarily due to the increased use and occupancy in multi-tenant properties with base year cost structures, the acquisition of a property with full recovery of operating expenses and weather-related conditions in 2014,

Non-operating income increased $1.8 million related primarily to interest earned on our loan portfolio. In the second quarter of 2014, we recorded $8.4 million in impairments relating to property sold in the second quarter and the third quarter 2014. And we also recorded $3.5 million on gains on sales of properties.

Debt satisfaction charges of $4.5 million consists of $3.7 million of yield maintenance incurred primarily on the early retirement of about $144 million in nonrecourse mortgage debt.

On page 40 of the supplement, we had disclosed selected income statement data for consolidated but non-wholly owned properties and our joint-venture investments. We also have included net noncash interest recognized in the six months ended June 30th, 2014, on page 41 of the supplement.

Of the six months ended June 30th, 2014, our interest coverage was approximately 3.4 times and net debt to EBITA was approximately 6.3 times.

Now turning to the balance sheet, we believe our balance sheet is strong. And we have continued to increase our financial flexibility and capacity. We had about $151 million of cash recorded at end including cash classified as restricted. Restricted cash balances relate to money primarily held with lenders as escrow deposits on our mortgages.

At quarter end, we (inaudible) out $2.2 billion of consolidated debt outstanding which had a weighted average interest rate of 4.5%, and of which 100% is at fixed rates.

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

We have entered into LIBOR swaps on both the $255 million outstanding on our term loan which matures in 2019 and a $250 million outstanding on our term loan which matures in 2018. The current spread components on our 2019 term loan can range from 1.5% to 2.25% and currently stands at 1.75%, and on the 2018 term loan, can range from 1.1% to 2.1% and it currently stands at 1.35%.

The significant components of other assets and liabilities are included on page 41 of the supplement.

During the quarter ended June 30th, 2014, we paid approximately $2.5 million in lease costs and approximately $1.6 million in tenant improvements. For the balance of 2014, we project to spend approximately $19 million in these costs.

We have also included on page 14 of the supplement the funding projections for our three current build-to-suit projects and our forward commitment along with the historical and alive recognized on build-to-suit projects that have come on line.

Now, I'd like to turn the call back over to Will.

Will Eglin - Lexington Realty Trust - CEO, President

Thanks, Pat.

During the balance of the year, we're going to continue executing on our strategy and build an even better and stronger company. The impact of our acquisition activity combined with our capital recycling continues to change the composition of our portfolio and has resulted in cash flows that are far more secure given the number of leases we have with annual escalations.

We expect to continue to execute proactively on leasing opportunities in order to maintain high-level occupancy and further address lease expirations.

Two, realize values on noncore properties and certain fully-valued properties with a bias toward reducing our suburban office exposure, given improving pricing in this sector.

Three, capitalize on refinancing opportunities.

And four, invest and build [received] projects and other creative investment opportunities.

Our company remains well positioned with an attractive dividend yield and conservative payout ratio. And we continue to be encouraged by the opportunities we have to improve our cash flow, enhance our portfolio, and provide ongoing value creation for our shareholders.

Operator, I have no further comments at this time. So we are ready for you to conduct the question-and-answer portion of the call.

QUESTION AND ANSWER

Editor

Operator: Thank you. (Operator instructions) Craig Mailman with KeyBanc Capital Markets.

Craig Mailman - KeyBanc Capital Markets - Analyst

Good morning, guys.

Will, on the abandoned acquisition, what during due diligence did you find that turned you guys off on it?

Will Eglin - Lexington Realty Trust - CEO, President

Well, there wasn't just one thing, Craig. But when you go through a process obviously there's detail and title work, and there's diligence around environmental and things of that nature. So there were some things that we discovered in diligence that we didn't think had been sort of advertised up front in connection with the transaction.

So we reached a conclusion that the pricing wasn't right and made the decision to walk away from the opportunity.

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

Craig Mailman - KeyBanc Capital Markets - Analyst

Okay.

Will Eglin - Lexington Realty Trust - CEO, President

This was -- just to put it into perspective, Craig, this was roughly $100 million ground sale leaseback which as you know from analyzing the New York transaction that we did, they have very high revenue from a GAAP standpoint. So in this case, the purchase on a GAAP basis was at about a 20% cap rate, but on a cash basis, was only at about a 5% cap rate.

So it was really from that straight lining impact, it had a fairly sizeable impact on FFO but much less so to AFFO.

Craig Mailman - KeyBanc Capital Markets - Analyst

Okay. And do you guys take any debt-to-yield costs in the quarter?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Yes. We've incurred about $200,000 on a cash basis.

Craig Mailman - KeyBanc Capital Markets - Analyst

Okay. Is that what's -- what's in the $945,000 of other? And where does that show up?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Oh, on the FFO reconciliation?

Craig Mailman - KeyBanc Capital Markets - Analyst

Yes. Is that included in that?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

A couple hundred thousand's included in that. And what's also included in that is when acquisitions close. You're not allowed any longer to capitalize to costs associated with buying properties. They get expensed. So it's included in that number also.

Craig Mailman - KeyBanc Capital Markets - Analyst

Okay. So that's basically in GNA then, the $945,000?

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

It's -- we put that in operating.

Craig Mailman - KeyBanc Capital Markets - Analyst

Okay. All right. That's helpful. And then, just one quick cleanup. On -- are you guys adopting the new standards on disc ops? Should we still continue to pull out the dispositions you had? Or is that all running through discontinued operations?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

You could have early adopted it this year. We did not. It effective for next year whereby you don't have your -- you're actually not allowed (inaudible) to show sales in discontinued operations. That'll go next year.

But we could have early adopted and we chose not to. I personally think it's good to show it down is disc ops just so you can analyze what's not a recurring revenue source.

Craig Mailman - KeyBanc Capital Markets - Analyst

Okay.

Will Eglin - Lexington Realty Trust - CEO, President

First quarter of next year we will be -- we will -- no longer showing discounts.

Craig Mailman - KeyBanc Capital Markets - Analyst

Okay. That's helpful. And then, just a more broad question. I just noticed looking at your EBITDA margins, 2009 to today, they're down about seven percentage points. Just curious where do you guys think that stabilizes that? And what's really been the driver of that? Is it GNA or the rolldowns? Just curious.

Will Eglin - Lexington Realty Trust - CEO, President

Well, I think where we are today is where -- I think that's a good stabilization rate. It's a combination of a couple of things. But we do have leases that have operating expense requirements now. So as you get away from net leases, there'll be more and more of that. Incidentally, we're not reimbursed on percent.

Craig Mailman - KeyBanc Capital Markets - Analyst

Okay. Thanks.

Operator

(Operator instructions) John Guinee from Stifel.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

John Guinee here. Thank you. Real quick, just a handful of things.

First, kind of walk through the dispositions, particularly the one in Foxboro. What did you guys decide to do there? Did you sell both buildings or just one? How did that shake out?

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

Will Eglin - Lexington Realty Trust - CEO, President

No, we sold the one building, John. So we still have the other one. That comes off lease next June.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

So what happens is one lease comes off next June? Do they have a purchase option on that also? Or is that being occupied now?

Will Eglin - Lexington Realty Trust - CEO, President

They do not have a purchase option. And our expectation is that the building will be empty next June.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Okay. So they're still paying rent on what, 80,000 square feet? Or whatever?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

They are paying rent on the other facility, yes.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

So what happened was they bought, what, an 80,000 square foot building for $11 million? Is that a good way to look at it?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

The purchase price was $11.1 million. I forget how much the square footage of the building was. But yes, they had a purchase option on this one facility and they exercised it.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Got you. And then, it looks like you got out of Cary at about $120,000 -- $120, $125 a square foot, the same with Richmond. Is that kind of a good way to look at it?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Sure. Yes.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Okay. And then Boeing, you've got an industrial building you bought. It looks to us like it's 120,000 square feet. You paid $170 a foot for it?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Yes.

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9

AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Is that why it turned out to be 12.3% cash and the 12.9% GAAP yield?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Yes.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Is it a heavily improved buidling?

Will Eglin - Lexington Realty Trust - CEO, President

It's a heavily improved space for a defense function. And rents need to be high to amortize costs during the term.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Okay. And then, what are you thinking about dividends going forward? Is it an annual thought process or a semi-annual thought process?

Will Eglin - Lexington Realty Trust - CEO, President

I think for the most part, it's an annual thought process still. We looked at the dividend midway through the year and we felt like having essentially reached our leasing budget in the first half of the year. And having refinanced it, bumping the dividend earlier than usual, was warranted.

So there may be another discussion around the dividend later in the year. But honestly, with a 6.3% dividend yield right now, we think investors are being pretty well compensated.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Okay. Okay. And then, you'd mentioned about 2 million square feet of lease expirations through the second half of 2014 of which you've renewed I guess 86,000 feet. You expect to sell 270,000 square feet of buildings once the tenants vacate I guess. Can you walk through the other 1.65 million square feet?

Will Eglin - Lexington Realty Trust - CEO, President

Yes, we're working on leasing vacancy, John, but we don't have in our expectations for the balance of this year that we're going to put many new leases in places on what's currently vacant.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Okay, so the 1.65 million is not leases coming vacant in the second half of the year. It's leases coming vacant plus (multiple speakers) --

Will Eglin - Lexington Realty Trust - CEO, President

It's a combination of what's vacant. It's a combination of what's vacant today plus what becomes vacant over the balance of the year.

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10

AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Got you. Okay. Thank you.

Operator

Todd Stender from Wells Fargo.

Todd Stender - Wells Fargo Securities LLC - Analyst

Hi. Good morning, guys.

Can you give us a sense of the mix within the disposition candidates, whether -- or how much you're going to give back to lenders. Many have high CAPEX commitments or multi-tenant office. Is there a way to kind of break that out?

Will Eglin - Lexington Realty Trust - CEO, President

If I look at dispositions that are probably lender givebacks, I would say that the two buildings in Issaquah, Washington, and one in Rochester, New York, at the end of this year would be expected to go back to lenders. And we have one other building perhaps in the next year which would be a building in Houston. So those would be four that the disposition would be passing title back to the lender.

The sort of multi-tenant buildings that are of meaningful value that might be in the mix, one is Sea Harbor Center outside of Orlando that we think is a sale in first quarter next year.

And I think we'll certainly look at exposing Transamerica Tower in Baltimore to the market as we head into next year.

We do have our Brea, California, single-tenant building leased to BofA that's on the market right now. And we're in the process of picking a bidder there. We've had several very strong offers so my expectation is that will be under contract fairly shortly.

And as we look at next year, there is very strong pricing in the disposition market. And we'll begin to look at transactions that we completed coming out of the financial crisis that we've held for five years now. And there will be some that we'll want to turn into cash. And we would expect that there'll be pretty meaningful capital gains as a result of implementing that strategy.

Todd Stender - Wells Fargo Securities LLC - Analyst

Thanks, Will. And just how much mortgage debt will be assumed away do you think in the second half of the year? Just looking at those, is there an expense savings included in your guidance?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Well, if you said that mortgages again are probably just given back inside of (inaudible) mortgages, the answer is yes. But if you look at the properties that Will talked about, the biggest one, (inaudible) Washington, and that doesn't mature until the end of this year.

So that would (multiple speakers).

That won't happen much -- that'll have negligible impact in 2014.

Todd Stender - Wells Fargo Securities LLC - Analyst

Okay. And then, just shifting gears, can you describe what other assurances you give to a developer on your forward commitment? You have one now in Auburn Hills, Michigan, for $40 million. I see you've made a deposit. You've got a letter of credit. What do you do internally, I guess, to kind of assure that you have the funding sources at the time of acquisition?

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11

AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Well, we do have $400 million line with $385 million availability. That's the main thing. And cash flow from operations obviously generates liquidity. And when we look at our potential dispositions, we try to match up with the dispositions with our funding on something like the Auburn Hills, Michigan, one.

Will Eglin - Lexington Realty Trust - CEO, President

So Todd, we have a very strong cash position today combined with a lot of line availability. We do want to execute our capital recycling strategy to stay ahead of our liquidity needs. But since there's a dilutive impact from sales before they turn into revenue-generating (inaudible), we want to try to match fund that stuff as best possible.

Todd Stender - Wells Fargo Securities LLC - Analyst

Great. Thank you.

Operator

Dan Donlan with Ladenburg Thalmann.

Dan Donlan - Ladenburg Thalmann & Company Inc. - Analyst

Thank you and good morning.

Will, just wanted to go back to the dispositions in the quarter. Some of the cap rates were double digits. Is that just simply a function of the way that average lease terms is being very, very short?

Will Eglin - Lexington Realty Trust - CEO, President

It's a function of -- sure, that's part of it. Part of it is age. Part of it is the rent in relation to market. So it -- all I guess -- these are all different ways of saying there's residual value risk associated with some of those sales. It's reflected in the cap rate.

Dan Donlan - Ladenburg Thalmann & Company Inc. - Analyst

Okay. And then, going back to the deal that you passed on, is there any chance that you -- this might come back to you at a better price? Or is this just down and dead in the water at this point?

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

Will Eglin - Lexington Realty Trust - CEO, President

There's a chance. I'm sure the seller will explore their other alternatives for monetizing the asset or financing it. So I don't view it as likely to come back. But it's certainly possible. And we've done -- right -- we've spent a lot of money on the transaction, done a lot of work. But we're not counting on it coming back.

Dan Donlan - Ladenburg Thalmann & Company Inc. - Analyst

Okay. And then just curious on future build-to-suits that you're looking at. Is there any thought process behind using CPI-based bumps versus fixed bumps in order to kind of keep the impact on future straight line rent less impactful?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

We always look at that. The other side -- the other party, i.e., the tenant likes to know what their cost structure is going to be. We do like CPI bumps, but they're very difficult to get.

Will Eglin - Lexington Realty Trust - CEO, President

We haven't seen any CPI escalators in build-to-suit.

Dan Donlan - Ladenburg Thalmann & Company Inc. - Analyst

Okay. All right. That's it for me. Thank you.

Will Eglin - Lexington Realty Trust - CEO, President

Thanks.

Operator

Anthony Paolone with JPMorgan.

Anthony Paolone - JPMorgan - Analyst

Thanks. Will, can you give us some examples or specifics around just where cap rates have gone for your investment grade equivalent type deals with 10-plus years of term? And also, where those yields would go if you were to open up that credit box a bit or play with term?

Will Eglin - Lexington Realty Trust - CEO, President

Yes. We've seen the long leases, sort of 15 and 20 years for high-grade credit, trading below 6 for sure. I would say once you get into high-grade credit where the lease might be 8 to 10 years, cap rates sort of become in the 7 to 7.5 range so they're still a meaningful premium for long-term commitment versus taking shorter-term risk.

So that cap rate compressions for lesser-grade credit hasn't been nearly as severe. You're still probably I would say 100 basis points higher for on the long-lease stuff for lower-grade credit.

So we do have several high-grade credit transactions in our build-to-suit pipeline. One is the Dow transaction that we announced earlier. But there's a couple of other ones. And obviously for us to get reasonable cap rates on high-grade long leases, it has to be in the build-to-suit market. But we do have a couple of good sized transactions in the pipeline to sort of complement our typical focus on our yield in transactions involving companies that are more in the BB credit area.

Anthony Paolone - JPMorgan - Analyst

What do you think that spread is right now that you're getting on your build-to-suits versus if the same property were kind of just in the market as an acquisition?

Will Eglin - Lexington Realty Trust - CEO, President

Depends on the length of the forward. But I would say it's probably 75 to 100 basis points which is right -- no, tighter than it was a couple of years ago. But in percentage terms , since cap rates have compressed all over the place, it's still pretty meaningful.

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

Anthony Paolone - JPMorgan - Analyst

Okay. And then, you talked about just dispositions and the multi-kind of stuff and so forth, but given where cap rates are and what's happening there, if this keeps trending the way it is, how much more do you think you've got in the portfolio before you start to sell before you start thinking like it cuts too much into the size of the organization, or it just -- you're kind of done?

Will Eglin - Lexington Realty Trust - CEO, President

We're not -- I don't view us as shrinking the asset base right now. We're clearly (inaudible) and non-core assets. And that's probably the case for the next six to nine months. Then I think we shift toward recycling capital out of the build-to-suit projects that we've seasoned for five years. That becomes an important part of our strategy.

So I don't that -- I think we can see with some visibility toward where the disposition of non-core assets ends. But we always want to be recycling capital, both to take money off the table from successful projects, but also to be proactive about not letting our weighted average lease terms get too short.

So in our mind, equity is not attractive to us right now. So we want to stay focused on capital recycling as a means to reposition the portfolio and also create capital to put to work in new projects.

Anthony Paolone - JPMorgan - Analyst

Okay. And then, this last question -- I may have missed this. Did you mention what you expect to start in the second half of the year in terms of build-to-suits?

Will Eglin - Lexington Realty Trust - CEO, President

We didn't mention what we expect to start. But there are -- you have it there?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Yes.. From build-to-suits -- well, build-to-suits, we have about $68 million to fund on the ones that are currently in place, give or take. And from the other ones, about another $32 million that we have good visibility on.

Anthony Paolone - JPMorgan - Analyst

$32 million of cash out the door? Or $32 million in--

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Yes.

Anthony Paolone - JPMorgan - Analyst

-- budget starts?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Cash out the door.

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

Anthony Paolone - JPMorgan - Analyst

Okay. So would that be what, something probably north of $100 million in starts? Is that--

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Well, not -- it would be $30 million starts, $68 million in what we already have in place, the three that are currently in place.

Anthony Paolone - JPMorgan - Analyst

Okay, good. But that $30 million in starts, that would be the total (inaudible), not necessarily what's stamped in the second half of the year?

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

That's right. That's the two new deals that we're looking at.

Anthony Paolone - JPMorgan - Analyst

Okay. Got you. Thank you.

Operator

John Guinee with Stifel.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Great. Pat, you had such a long and informative call, I had a chance to go through your asset list. What's going on at 101 East Erie? It's kind of interesting. I think it's got about some income in place, but it's vacant. And then you've got about $130 a foot of debt on it.

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

It's under contract for sale at a number slightly above what we owe on the mortgage.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Well, congratulations.

Patrick Carroll - Lexington Realty Trust - CFO, EVP, Treasurer

Thank you. That property's in the 270,000 feet of vacancy that we expect to dispose of between now and yearend.

John Guinee - Stifel Nicolaus & Company, Inc. - Analyst

Great. Okay. Thank you.

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AUGUST 07, 2014 / 03:00PM GMT, LXP - Q2 2014 Lexington Realty Trust Earnings Call

Operator

It appears there are not further questions at this time. Ms. Reyes, I would like to turn the conference back to you for any additional or closing remarks.

Will Eglin - Lexington Realty Trust - CEO, President

Thank you, operator. And thanks to all of you for joining us on the call this morning. We continue to be very excited about our prospects for the balance of the year and beyond. And as always, we appreciate your participation and support.

So thanks again and have a great day, everyone.

Operator

This does conclude today's conference. Thank you for your participation.

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